SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12



                             Bayou Steel Corporation
                (Name of Registrant as Specified In Its Charter)

                 Board of Directors of Bayou Steel Corporation
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

[LOGO]
                             BAYOU STEEL CORPORATION


NOTICE OF
ANNUAL MEETING OF
CLASS A, CLASS B AND
CLASS C COMMON
STOCKHOLDERS AND
PROXY STATEMENT

                                                                January 20, 1998

Dear Stockholders:

     You are cordially invited to attend the Bayou Steel Corporation Annual Meeting of Stockholders to be held at 9:00 a.m. (E.S.T.) on Wednesday, February 25, 1998, at One West 54th Street, New York, NY 10019.

     The attached Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement describe in detail the matters proposed by your Board of Directors to be considered and voted upon at the meeting.

     It is important that your shares be represented at the meeting, whether or not you are personally able to attend. Accordingly, you are requested to sign, date and return the enclosed proxy promptly. Your cooperation is appreciated. If you do attend the Annual Meeting, you may still vote in person.

                                                         Sincerely,




                                                      HOWARD M. MEYERS,
                                                     CHAIRMAN AND CHIEF
                                                      EXECUTIVE OFFICER

                             BAYOU STEEL CORPORATION
                                138 HIGHWAY 3217
                                 P. O. BOX 5000
                          LAPLACE, LOUISIANA 70069-1156


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

               CLASS A COMMON, CLASS B COMMON, AND CLASS C COMMON



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Bayou Steel Corporation (the "Company"), will be held at 9:00 a.m. (E.S.T.) on Wednesday, February 25, 1998, at One West 54th Street, New York, New York 10019, for the purpose of considering and voting upon the following matters as set forth in the accompanying Proxy Statement:

     1. Election of three (3) Class A and four (4) Class B Directors.

     2. Ratification of the appointment of Arthur Andersen LLP as auditors of the Company for the fiscal year ending September 30, 1998.

     Only stockholders of record at the close of business on January 5, 1998, are entitled to notice of and to vote at the Meeting. A certified list of stockholders entitled to vote at the Meeting will be available for examination, during business hours, by any stockholder for any purpose germane to the Meeting for a period of not less than ten days immediately preceding the Meeting at the offices of American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

     PLEASE SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ACCOMPANYING ENVELOPE. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                            By order of the Board of Directors

                                               RICHARD J. GONZALEZ,
                                                    SECRETARY

January 20, 1998

                             BAYOU STEEL CORPORATION
                                138 HIGHWAY 3217
                                  P.O. BOX 5000
                          LAPLACE, LOUISIANA 70069-1156

                                 PROXY STATEMENT


SOLICITATION, QUORUM, AND VOTING OF PROXIES

     This Proxy Statement, which will be first mailed to stockholders on or about January 20, 1998, is furnished in connection with the Board of Directors' solicitation of proxies from the holders of the Class A Common Stock of the Company at the Annual Meeting of Stockholders of the Company to be held February 25, 1998 (the "Meeting") at the time and place set forth in the accompanying Notice.

     The cost of preparing and mailing this Proxy Statement and the accompanying proxy, and the cost of solicitation of proxies on behalf of the Board of Directors, will be borne by the Company. Solicitation will be made by mail. Some personal solicitation may be made by directors, officers, and employees without special compensation, other than reimbursement for expenses.

     The Board of Directors has fixed the close of business on January 5, 1998, as the record date for the Meeting and only holders of record of the Class A, Class B, and Class C Common Stock on the record date are entitled to receive notice of and to vote at the Meeting. The holders of a majority of the issued and outstanding shares of Class A, Class B, and Class C Common Stock present in person, or represented by proxy, shall constitute a quorum at the Meeting.

     Stockholders who submit a properly executed proxy voting, or abstaining from voting, on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present: (A) the holders of the Class A Common Stock are entitled to elect 40% of the entire board of directors, and the holders of the Class B Common Stock are entitled to elect 60% of the entire board of directors, in each case with the election of directors being determined by plurality vote and (B) the affirmative vote of a majority of the Class A, Class B, and Class C Common Stock present or represented by proxy and entitled to vote is required to ratify the appointment of independent auditors.

     Abstentions will have the effect of a vote against the proposal to ratify the appointment of auditors.

     If brokers who do not receive instructions from beneficial owners as to the granting or withholding of proxies may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote") on a proposal other than the election of directors, shares not voted on such proposal as a result will be counted as not present with respect to the proposal. Because the proposal to ratify the appointment of auditors must be approved by the affirmative vote of a majority of the voting power present at the Meeting, the failure to deliver a proxy to vote on that proposal will have no effect on the outcome of the vote.

     With respect to the proposal to ratify the appointment of auditors and with respect to any other matter to be voted upon at the Annual Meeting as to which the Class A, Class B, and Class C Common Stock will vote together as a single class, each share of Class A and Class C Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to 7.0097665 votes.

     All proxies received by the Company in the form enclosed will be voted as specified and if no contrary specification is made, the proxy will be voted FOR the election of the Class A Directors set forth in this Proxy Statement and FOR the ratification of the appointment of Arthur Andersen LLP as auditors.

REVOCATION

     A proxy may be revoked any time prior to its exercise by written notice of revocation to the Secretary of the Company or by duly executing a proxy bearing a later date. A stockholder who votes in person at the Meeting in a manner inconsistent with a proxy previously filed on the stockholder's behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     On October 31, 1997, the Company had outstanding 10,613,380 shares of Class A Common Stock ($.01 par value), 2,271,127 shares of Class B Common Stock ($.01 par value), and 100 shares of Class C Common Stock ($.01 par value).

     The following table lists persons other than executive officers or directors of the Company who are known to the Company to own beneficially more than 5% of each class of its outstanding stock as of October 31, 1997. The information set forth below is based upon information furnished by the persons listed. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

                                               TITLE       BENEFICIAL OWNERSHIP
                                                OF        ----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER           CLASS      AMOUNT      PERCENTAGE
------------------------------------           -----      ------      ----------
How & Company.................................   A       540,300(1)       5.09%
  c/o The Northern Trust Co.
  P.O. Box 92303
  Chicago, IL 60675

Bayou Steel Properties Limited(2).............   B     2,271,127(1)     100.00%
  2777 Stemmons Freeway
  Dallas, TX 75207

Voest-Alpine International Corporation........   C           100(1)     100.00%
------------
(1) As of October 31, 1997
(2) See footnote 7 on page 5.


                       ELECTION OF DIRECTORS (PROPOSAL 1)

NOMINEE DIRECTORS

     The Company's Certificate of Incorporation states that the number of directors shall be between seven and thirteen, with the exact number to be set by the Board of Directors. The Board of Directors has currently set the number of directors at seven, of which three may be elected by the Class A Stockholders and four may be elected by the Class B Stockholders. Each of the Class A Director nominees, who is currently a member of the Board of Directors, has been nominated for re-election by the Nominating Committee of the Board of Directors for a one-year term expiring at the next Meeting of Stockholders and until their successors have been elected. Unless authority to vote is specifically withheld by appropriate designation on the proxy, it is the intention of the persons named in the accompanying proxy to vote the Class A shares represented thereby in favor of the reelection of Messrs. Lawrence E. Golub, Jeffrey P. Sangalis, and Stanley S. Shuman, the three nominees named below, as Class A Directors of the Company.

     The Company has been advised by Bayou Steel Properties Limited (the "BSPL"), the holder of all of the Company's Class B shares, that it is the intention of such holder to vote all of its Class B shares in favor of the reelection of Messrs. Melvyn N. Klein, Albert P. Lospinoso, Howard M. Meyers and Jerry M. Pitts, the four nominees named below, as Class B Directors of the Company. Although no such intention currently exists, the holder of the Class B Common Stock may determine to elect as directors persons other than those currently named as nominees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE FOR EACH OF THE CLASS A DIRECTOR NOMINEES NAMED BELOW, AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE PROXIES NAMED THEREON INTEND TO SO VOTE. MANAGEMENT DOES NOT ANTICIPATE THAT ANY OF THE NOMINEES FOR CLASS A DIRECTOR WILL BE UNABLE TO SERVE, BUT IF SUCH A SITUATION SHOULD ARISE, IT IS THE INTENTION OF THE PERSONS NAMED IN THE ACCOMPANYING PROXY TO VOTE FOR THE ELECTION OF SUCH OTHER PERSON OR PERSONS AS THE NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS MAY RECOMMEND.

INFORMATION WITH RESPECT TO BOARD OF DIRECTORS

     The following table sets forth certain information as to the Director nominees (and as to the ownership of the Company's Class A and Class B Common Stock by Directors, named Executive Officers, and all Executive Officers and Directors of the Company, as a group) as of October 31, 1997. Unless otherwise indicated, each of the directors has held the positions listed for at least five years.

                                                                                     COMMON STOCK
                                                          -------------------------------------------------------------------
                                                                       CLASS A                           CLASS B
                                                          -------------------------------    --------------------------------
                                                          NUMBER OF SHARES      PERCENT      NUMBER OF SHARES      PERCENT
     NAME, AGE AND                             DIRECTOR     BENEFICIALLY     OUTSTANDING &     BENEFICIALLY     OUTSTANDING &
  PRINCIPAL OCCUPATION                          SINCE          OWNED          EXERCISABLE         OWNED          EXERCISABLE
  --------------------                          -----          -----          -----------         -----          -----------
CLASS A DIRECTOR NOMINEES
Lawrence E. Golub, 38 (1)                       1988          103,000             *                  -0-              -0-
  President of Golub Associates, Inc.,
  Equity Investment firm
  New York, New York
Jeffrey P. Sangalis, 39 (2)                     1995          822,422            7.19                -0-              -0-
  Managing Partner & Director of
  Rice Sangalis Toole & Wilson
  Investment Firm
  Houston, Texas
Stanley S. Shuman, 62 (3)(7)                    1988          817,880            7.71                -0-              -0-
  Executive Vice President & Managing
  Director of Allen & Company
  Incorporated, investment bankers
  New York, New York

CLASS B DIRECTOR NOMINEES

Melvyn N. Klein, 55 (4)(7)                      1988           60,000             *                  -0-              -0-
  President, JAKK Holding Corporation,
  a General Partner of GKH Partners, L.P.
  Corpus Christi, Texas
Albert P. Lospinoso, 61 (5)(7)                  1988           10,000             *                  -0-              -0-
  Director of Quexco Inc., a holding company
  involved in recycling nonferous metals
  Dallas, Texas
Howard M. Meyers, 55 (6)(7)                     1988          300,000            2.83          2,271,127              100
  Chairman and Chief Executive Officer
  of the Company
Jerry M. Pitts, 46 (8)                          1994           24,150             *                  -0-              -0-
  President and Chief Operating Officer
  of the Company

                                                                                     COMMON STOCK
                                                          -------------------------------------------------------------------
                                                                       CLASS A                           CLASS B
                                                          -------------------------------    --------------------------------
                                                          NUMBER OF SHARES      PERCENT      NUMBER OF SHARES      PERCENT
     NAME, AGE AND                             DIRECTOR     BENEFICIALLY     OUTSTANDING &     BENEFICIALLY     OUTSTANDING &
  PRINCIPAL OCCUPATION                          SINCE          OWNED          EXERCISABLE         OWNED          EXERCISABLE
  --------------------                          -----          -----          -----------         -----          -----------
NON-DIRECTOR NAMED
 EXECUTIVE OFFICERS
Richard J. Gonzalez, 50                          --            13,031(9)         *                   -0-              -0-
  Vice President, Chief Financial
  Officer, Treasurer and Secretary
Timothy R. Postlewait, 47                        --            12,165(9)         *                   -0-              -0-
  Vice President of Plant Operations
Rodger A. Malehorn, 55                           --            11,422(9)         *                   -0-              -0-
  Vice President of Commercial Operations
All directors and executive officers as
  a group (10) (11 persons)                                 2,180,620          18.98           2,271,127              100

-----------------
 *      Less than one percent.

(1) Mr. Lawrence E. Golub has been President of Golub Associates, Inc., an equity investment firm, since August 1994. From September 1993 to August 1994, Mr. Golub was a Managing Director of Bankers Trust Company in New York, New York. From September 1992 to August 1993, Mr. Golub was a White House Fellow. Mr. Golub was Managing Director of Wasserstein Perella Capital Markets from February 1990 to August 1992 and an officer of Allen & Company Incorporated, an investment banking firm, from 1984 to February 1990. He is Chairman of Mosholu Preservation Corporation. From February 21, 1991 until September 21, 1994, Mr. Golub served as a Director elected by the Class B Common stockholder.

(2) All 822,422 shares are subject to a warrant beneficially owned by Rice Partners II, LP. Mr. Sangalis is a Partner and Director of Rice Sangalis Toole & Wilson, Vice President and Managing Director of Rice Partners II, LP and RSTW Partners III, L.P., and Chairman and Director of Jotan, Inc. Mr. Sangalis disclaims beneficial ownership of such shares. In addition, Rice Partners II, LP owns Preferred Stock of the Company pursuant to a Preferred Stock and Warrant Purchase Agreement, dated June 13, 1995, which among other things, allows the holder to designate a director to the Company's Board.

(3) Includes 522,528 shares of Class A Common Stock owned by Allen & Company Holding, Inc., which owns all of the outstanding shares of Allen & Company Incorporated; Mr. Stanley S. Shuman is an Executive Vice President and Managing Director of both Allen & Company Holding, Inc. and Allen & Company Incorporated. Mr. Shuman disclaims beneficial ownership of such shares. Includes an aggregate of 60,000 shares of Class A Common Stock owned by trusts for the benefit of Mr. Shuman's children, of which Mr. Shuman disclaims beneficial ownership. Mr. Shuman has no voting or investment power, shared or otherwise, in the foregoing shares. He is a Director of The News Corporation Limited, Hudson General Corporation, Global Asset Management, U.S.A., Sesac Inc., Tower Air Inc., and Vulcano Entertainment, LLC.

(4) Mr. Melvyn N. Klein has been a practicing attorney and a private investor in Corpus Christi, Texas. He has been a Director of Quexco since 1984. He is the sole shareholder, sole director and President of JAKK Holding Corporation, a General Partner of GKH Partners, L.P., which is the sole General Partner of GKH Investments, L.P., an investment fund; founder and principal of Questor Partners Fund, L.P.; and a director of Anixter International, Inc., Santa Fe Energy Resources, and Hanover Compressor Company.

(5) Mr. Albert P. Lospinoso was Chairman of the Board of RSR Corporation ("RSR") a privately owned, nonferrous metals recycle smelting and refining company with offices in Dallas, Texas, and plants in Dallas, Texas; Middletown, New York; Indianapolis, Indiana; and City of Industry, California from May 1996 to March 1997. He was Chief Executive Officer, President, and director of RSR Corporation until

        May 1996. From July 1992 until July 1995, Mr. Lospinoso was President and Chief Operating Officer of RSR, and for more than five years prior to that he was the Executive Vice President, Chief Operating Officer and a director of RSR and its predecessor companies. Since 1984, Mr. Lospinoso has been a director of Quexco Incorporated.

(6) Mr. Howard M. Meyers has been Director, Chairman of the Board, Chief Executive Officer of the Company since September 5, 1986, and was also President until September 21, 1994. Since 1984, he has been Director, Chairman of the Board, Chief Executive Officer and President of Quexco Incorporated, a privately owned company.

(7) All 300,000 shares of Class A Common Stock are owned by a limited partnership in which Mr. Meyers and his wife are the sole limited partners and of which the general partner is a corporation all of the stock of which is owned by Mr. Meyers. Through his control of the corporate general partner of the limited partnership, Mr. Meyers has sole voting and dispositive power over the 300,000 shares of Class A Common Stock. The limited partnership also owns 60% of the Common Stock of Bayou Steel Properties Limited (the "BSPL"), a Delaware corporation. Through his control of the corporate general partner of the limited partnership, Mr. Meyers controls BSPL's voting power. Since BSPL owns 100% of the Company's Class B Common Stock, Mr. Meyers has sole voting and dispositive control of the Class B Common Stock. The Class B Common Stock accounts for a maximum of 60% of the voting power of the Company. Therefore Mr. Meyers may be deemed to "control" the Company. Allen & Company Incorporated and Messrs. Klein, Lospinoso, and Shuman are minority stockholders of BSPL owning 2.08%, 2.77%, 0.76%, and 1.17%, respectively, and Messrs. Lospinoso and Meyers are directors of BSPL.

(8) Includes exercisable options for 18,000 shares of Class A Common Stock. Mr. Jerry M. Pitts was elected Director, President and Chief Operating Officer on September 21, 1994. He was elected Executive Vice President and Chief Operating Officer of the Company on June 7, 1991. He had been Executive General Manager of the Company since July 1, 1987. From 1986 to 1987, he served the Company as General Manager of Operations; from 1984 to 1986, he was Superintendent of Melting Operations; and from 1980 to 1984, he was General Foreman of Melting. Mr. Pitts worked in various management capacities related to production and process engineering at U.S. Steel Corporation from 1974 to 1980.

(9) Includes exercisable options for 9,000 shares of Class A Common Stock for each of Messrs. Gonzalez, Postlewait, and Malehorn.

(10) Includes 873,422 shares of Class A Common Stock, subject to exercisable warrants, and stock options held by such persons.

        During the fiscal year ended September 30, 1997, the Company's Board of Directors held four regular meetings and three special meetings. Each member of the Board of Directors, except Mr. Klein (who attended 64%), attended at least 75% of the meetings of the Board and of each Board committee of which they were members.

AGREEMENT CONCERNING CHANGE IN CONTROL

     The shares of common stock of BSPL owned by Mr. Howard M. Meyers may not be sold, nor may shares of BSPL be issued, at a price which represents a premium attributable to the underlying Class B Common Stock over the market price of the Class A Common Stock, to any person or group if such sale, when aggregated with all prior sales during the immediately preceding four-year period, would result in such person or group owning more than 50% of the common stock of BSPL, unless such person or group agrees to make a tender offer within 30 days for an equivalent percentage of Class A Common Stock at the highest price paid by such person or group (expressed in equivalent shares of Class B Common Stock) for the shares of common stock of BSPL; provided that the Directors elected by the holders of the Class A Common Stock waive the charter restriction prohibiting a purchaser from acquiring 5% or more of the aggregate fair market value of the Class A Common Stock. The agreement terminates when the holders of the Class B Common Stock no longer have the right to elect a majority of the Board of Directors of the Company.

     The Company's Certificate of Incorporation provides that if Mr. Meyers resigns, retires or is removed for cause as Chief Executive Officer of the Company, the Class B Common Stock will no longer vote separately by class with respect to the election of directors, and will only have one vote per share.

COMMITTEES OF THE BOARD

     The Board of Directors has four committees, an Audit Committee, an Environmental, Health,and Safety Audit Committee, a Compensation Committee, and a Nominating Committee. During the fiscal year ended September 30, 1997, the Audit Committee met twice, the Environmental, Health, and Safety Audit Committee twice, the Nominating Committee once, and the Compensation Committee three times.

     THE AUDIT COMMITTEE presently consists of Messrs. Klein (Chairman), Lospinoso, Golub, and Sangalis. The Audit Committee is charged with the duties of making recommendations to the Board of Directors regarding the selection of the Company's independent auditors, reviewing the activities of such independent auditors and of any internal audit activities of the Company, disposing and deciding of major accounting policy matters directly or indirectly affecting the Company, defining the scope of the annual audit of the Company, and such other powers and duties as may be delegated to such committee by the Board of Directors from time to time.

     ENVIRONMENTAL, HEALTH, AND SAFETY AUDIT COMMITTEE, which presently consists of Messrs. Golub (Chairman), Klein, Lospinoso, and Shuman, is charged with oversight of the Company's Health and Safety Policy and its Environmental Compliance Policy, reviewing the independent audit reports of the outside health, safety and environmental consultants engaged for such purposes, defining the scope of such audits and such other powers and duties in the health, safety and environmental areas as may be delegated to the Committee by the Board of Directors.

     THE COMPENSATION COMMITTEE presently consists of Messrs. Shuman (Chairman), Golub, and Lospinoso. The Compensation Committee is empowered to establish compensation payable to directors and executive officers of the Company, as well as any loans or advances by the Company to such persons, subject to the provision that the Chief Executive Officer's compensation is controlled by an employment arrangement between the Chief Executive Officer and the Company.

     THE NOMINATING COMMITTEE presently consists of Messrs. Shuman (Chairman), Golub, and Sangalis. The Nominating Committee is empowered to nominate persons solely for election as Class A Directors at the annual meeting of stockholders. The Committee will consider candidates for nominees for directors recommended by Class A stockholders if such recommendations are submitted in writing to the Secretary of the Company giving the background and qualifications of the candidate.

DIRECTOR'S COMPENSATION

     The Company pays each non-employee director $30,000 per year, payable in quarterly installments, for serving as a director, plus expenses for each meeting of the Board of Directors or a Committee of the Board that a director attends. The Company does not compensate directors who are officers of the Company for services as directors. Mr. Meyers and Mr. Pitts are the only directors who are officers of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and 10% shareholders to file with the Securities and Exchange Commission reports of beneficial ownership, and changes in beneficial ownership of the Common Stock of the Company. Jerry Pitts did not file a timely Statement of Changes in Beneficial Ownership (Form 4) to report a transaction in May 1997, and reported this transaction on Form 4 in July 1997.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly-compensated executive officers for the fiscal years 1995 through 1997.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                              ANNUAL COMPENSATION    AWARD OF
           NAME AND                           -------------------  STOCK OPTIONS      ALL OTHER
        PRINCIPAL POSITION          YEAR       SALARY    BONUS     (# OF SHARES     COMPENSATION(1)
        ------------------          ----       ------    -----     --------------   --------------
Howard M. Meyers....................1997    $502,488    $ -0-             -0-           $ -0-
 Chairman and Chief                 1996     474,675      -0-             -0-             -0-
 Executive Officer                  1995     465,504      -0-             -0-             -0-
Jerry M. Pitts......................1997     300,000      -0-             -0-            2,549
 President and Chief                1996     225,000      -0-             -0-            2,477
 Operating Officer                  1995     225,000    112,500           -0-            1,538
Timothy R. Postlewait...............1997     166,000      -0-             -0-            2,249
 Vice President                     1996     150,000      -0-             -0-            2,062
 of Plant Operations                1995     150,000     63,974           -0-            1,508
Richard J. Gonzalez.................1997     157,000      -0-             -0-            2,049
 Vice President, Chief Financial    1996     147,000      -0-             -0-            1,855
 Officer, Treasurer and Secretary   1995     147,000     77,910           -0-            1,489
Rodger A. Malehorn..................1997     150,000      -0-             -0-            1,751
 Vice President of                  1996     132,000      -0-             -0-            1,636
 Commercial Operations              1995     132,000     60,065           -0-            1,457

-------------------
(1) Includes amounts contributed by the Company to a 401(k) Plan for matching contributions. For fiscal 1997, the Company's contributions were $2,375 for Mr. Pitts, $2,075 for Mr. Postlewait, $1,875 for Mr. Gonzalez, and $1,463 for Mr. Malehorn. Also includes the dollar value of term life insurance premiums paid by the Company for the benefit of these officers.

                           OPTION YEAR-END VALUE TABLE

     The following table presents the value of unexercised options at September 30, 1997.

                          FISCAL YEAR-END OPTION VALUES

                                    NUMBER OF
                                    SECURITIES               VALUE OF
                                    UNDERLYING             UNEXERCISED
                                    UNEXERCISED            IN-THE-MONEY
                                     OPTIONS AT             OPTIONS AT
                                 SEPTEMBER 30, 1997    SEPTEMBER 30, 1997(1)
                                   EXERCISABLE(E)/        EXERCISABLE(E)/
           NAME                   UNEXERCISABLE(U)        UNEXERCISABLE(U)
           ----                   ----------------        ----------------
Howard M. Meyers..............        -0-              $     N/A
Jerry M. Pitts................  18,000E/12,000U         9,000E/6,000U
Timothy R. Postlewait.........    9,000E/6,000U         4,500E/3,000U
Richard J. Gonzalez...........    9,000E/6,000U         4,500E/3,000U
Rodger A. Malehorn............    9,000E/6,000U         4,500E/3,000U
------------
(1) At September 30, 1997, the closing sales price for Bayou Steel Corporation's Class A Common Stock on the American Stock Exchange was $4.875.

EMPLOYMENT CONTRACT

     Pursuant to agreements between Mr. Howard M. Meyers and the Company, Mr. Meyers is entitled to an annual cash salary equal to the greater of (x) a base amount of $350,000 adjusted for increases in the consumer price index since December 1985 or (y) 2% of the Company's pretax net income earned during the immediately preceding year (or 1% if Mr. Meyers is no longer both the Chairman and Chief Executive Officer of the Company with substantial day-to-day managerial responsibilities).

RETIREMENT PLAN

     The following table specifies the estimated annual benefits upon retirement under the Bayou Steel Corporation Retirement Plan (the "Retirement Plan") to eligible employees of the Company of various levels of average annual compensation and for the years of service classifications specified:

                          PENSION PLAN TABLE

                                          YEARS OF SERVICE
   AVERAGE ANNUAL      --------------------------------------------------
    COMPENSATION           10             20            30           45
   --------------      --------       --------      --------     --------
  $  20,000            $  1,200       $  2,400      $  3,600     $  3,600
     50,000               4,035          8,070        12,105       12,105
    100,000               9,535         19,070        28,605       28,605
    150,000              15,035         30,070        45,105       45,105
    200,000              16,135         32,270        48,405       48,405
    250,000              16,135         32,270        48,405       48,405
    300,000              16,135         32,270        48,405       48,405
    600,000              16,135         32,270        48,405       48,405

     The Company has adopted the Retirement Plan covering eligible employees of the Company not covered by a collective bargaining agreement. Under the terms of the Retirement Plan, the monthly retirement benefits of a participant payable at the participant's normal retirement date are equal to (i) .6% of average monthly compensation, multiplied by years of credited service (not to exceed 30 years), plus (ii) .5% of that portion, if any, of average monthly compensation which is in excess of the participant's average social security taxable wage base, multiplied by years of credited service (not to exceed 30 years).

     Annual retirement benefits are computed on a straight life annuity basis without deduction for Social Security or other benefits. The Tax Code limits the amount of annual compensation that may be counted for the purpose of calculating pension benefits, as well as the annual pension benefits that may be paid, under the Retirement Plan. For 1997, these amounts are $160,000 and $125,000, respectively.

     Earnings of the named executive officers, for purposes of calculating pension benefits, approximate the aggregate amounts shown in the Annual Compensation columns of the Summary Compensation Table, except for Messrs. Meyers, Pitts, and Postlewait whose earnings for purposes of such calculation are subject to the $160,000 limitation discussed above.

     The years of credited service under the Retirement Plan as of October 1, 1997 for each of the five most highly compensated officers of the Company are:
Howard M. Meyers, 11 years; Jerry M. Pitts, 16 years; Timothy R. Postlewait, 16 years; Richard J. Gonzalez, 14 years; and Rodger A. Malehorn, 13 years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are Messrs. Stanley S. Shuman, Lawrence E. Golub, and Albert P. Lospinoso. No member of the Compensation Committee has been an officer or employee of the Company. No executive officer of the Company served in the last fiscal year as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

     THIS REPORT BY THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT WHICH INCORPORATES THIS PROXY STATEMENT BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, (THE "ACTS"), AND THEY SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is designed to attract, retain, reward, and motivate executive management talent required to achieve its short and long-term business objectives, maintain its competitive position in the steel minimill industry, and increase shareholder value. This program is administered and effected by the Company's management and monitored by the Compensation Committee of the Board of Directors which is comprised of outside directors of the Company.

     GENERAL. In fiscal 1996, the Company engaged an independent compensation consultant to review the competitiveness of its total executive compensation package. Total compensation includes base pay, annual incentive pay, and long-term incentives. The consultant, with management participation, selected a peer group of 14 public steel minimills, and reviewed compensation of comparable executive positions in the peer group over a three year period. Adjusting for market capitalization, assets, and sales, the consultant determined a target level of total compensation for each of the Company's executive officers. The report of the independent consultant, which was presented to the Compensation Committee and subsequently accepted by the Board of Directors, made recommendations intended to maintain total executive compensation at a competitive level. The Compensation Committee has basically used this approach as the compensation policy since 1994, although certain subjective elements, including individual performance, scope of responsibilities, and unusual activities, such as acquisitions and financing transactions, are also considered.

     BASE PAY. Salaries of the Company's executive officers, other than the Chief Executive Officer, are determined by the Chief Executive Officer within the general compensation guidelines developed by the independent consultant and adopted by the Committee. Based on the study of the peer group of steel minimills, base salaries are targeted at the median level of salaries in the peer group adjusted for sales, assets, and market capitalization. Besides maintaining competitive market levels, subjective criteria, such as the impact the executive has on the Company, the skills and experience required by the job, individual performance, and internal equity are considered in determining salary levels.

     ANNUAL INCENTIVE PAY. A significant portion of the potential compensation of the Company's executive officers consists of an annual incentive cash bonus. The Committee believes that incentive compensation provides the best means of motivating and rewarding performance while providing necessary controls on cost. The Company has instituted an Incentive Compensation Plan (the "ICP") to provide annual cash incentives for the attainment of corporate financial objectives to all executive officers, except Mr. Meyers. The Administrative Committee, composed of one or all of the Company's officers, including Howard M. Meyers, as appointed by the Compensation Committee, determines quantitative measures of performance relating to financial or other indicators of performance for the Company and measurable individual goals each year. The Administrative Committee reviewed these measures with a subcommittee of the Board as to appropriateness. In fiscal 1997, the ability of the Company's executive officers to earn incentive bonuses under the ICP was dependent upon the Company's achievement of certain levels of return on assets (the "ROA") percentage (income, before interest, tax, depreciation, and amortization to defined assets), using the historical ROA experience of a group of peer competitors. If the threshold level below which no incentives would be paid is exceeded, the cash incentive bonuses incrementally increase based upon specified ROA levels pre-established by the Administrative Committee. Additionally, for certain executives, other specific goals, such as shipments, cost reduction, environment, and safety, were established. Since the threshold level for ROA percentage was reached for certain officers, some awards were paid under the ICP for fiscal 1997.

     LONG-TERM INCENTIVES. The purposes of long-term incentive compensation is to promote the Company's long-term goals by providing financial incentives to executives to increase the value of the Company, as reflected in the price of its stock, and to focus on the intermediate and long-term development and prosperity of the Company. By providing the opportunity to acquire a significant proprietary interest in the Company, the plan links the interests of the executives with those of the stockholders.

     Using the independent compensation consultant's 1994 and 1997 reports which were based on analysis of peer steel minimill companies, a target level for long-term incentives for executives as a percentage of total compensation was established using the Black-Scholes valuation model. The Board uses incentive stock options as its long-term incentive. Since this component of total compensation was not previously utilized, the Company's initial awards in fiscal 1994 were two to three times targeted annual awards. As a result, no awards were made in 1995. At the discretion of the Committee, no awards were made in 1996 and 1997. The vesting schedule provides features intended to encourage long-term retention and loyalty of its executive officers. It is anticipated that periodic awards will be given to executive officers in the future so that, over time, target levels are achieved. Once the value of the long-term incentive component is determined, the number of incentive options was determined based on the Black-Scholes valuation model. The ultimate value of incentive stock option is based solely on the increase in value of the shares over grant price, which has been market value on the date of the grant.

     CONCLUSION. Total compensation is evaluated over a period of several years since both the annual incentive component and long-term incentive component can vary significantly from year to year depending on the cyclical nature of the industry, Company performance, and individual performance. The Compensation Committee believes that current total compensation for executive officers is reasonable and competitive. The Compensation Committee believes that fiscal year 1997 compensation is consistent with its current compensation philosophy and reflects corporate performance.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. The compensation payable to Mr. Meyers for all services performed on behalf of the Company in any capacity is determined by the terms of agreements dated July 26, 1988, and August 28, 1986, to which the Company and Mr. Meyers are parties. The two agreements provide that Mr. Meyers is entitled to the greater of (x) a base amount of $350,000 adjusted for increases in the consumer price index since December 1985 or (y) 2% of the Company's pretax net income earned in the previous year (or 1%, if Mr. Meyers is no longer both the Chairman and Chief Executive Officer of the Company with substantial day-to-day managerial responsibilities).

     POLICY ON DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code limits to $1 million the Company's tax deduction for compensation paid to each of the Company's most highly paid executive officers, unless certain requirements are met. The Committee believes it unlikely in the short term that the limitation will affect the Company. Additionally, the Company has substantial net operating loss carryforwards to reduce income taxes. The Committee's present intention is to structure executive compensation so that it will be fully deductible provided that such continues to be in the best interest of the Company and its stockholders.

                      Submitted by the Compensation Committee
                      Stanley S. Shuman, Chairman
                      Lawrence E. Golub
                      Albert P. Lospinoso


                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the change in the cumulative total shareholder return on the Company's Common Stock with the total return of the Standard & Poor's 500 Stock Index and an index of peer companies, in the minimill steel industry, selected by the Company for the period of five years commencing on October 1, 1992 and ending on September 30, 1997. The graph assumes an investment on October 1, 1992 of $100 in Bayou Steel Corporation Common Stock, Standard & Poor's 500 Stock Index, and the common stock of the peer group, and that all dividends were reinvested. The peer group consists of eight domestic steel minimills.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                             BAYOU STEEL CORPORATION

                [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                  1992      1993       1994      1995       1996      1997
                  ----      ----       ----      ----       ----      ----

Bayou Steel        100       136        183       219        161       217
S&P 500            100       113        117       152        183       257
Peer Group         100       136        136       120        121       160

     The peer group consists of the following corporations: Birmingham Steel Corporation, Chaparral Steel Company, Commercial Metals Company, Laclede Steel Company, New Jersey Steel Corporation, N.S. Group, Inc., Roanoke Electric Steel Corporation, and Northwestern Steel and Wire Company.

                       RATIFICATION OF THE APPOINTMENT OF
                  ARTHUR ANDERSEN LLP AS AUDITORS (PROPOSAL 2)

     The Board of Directors has appointed the firm of Arthur Andersen LLP, independent certified public accountants, to examine the financial statements of the Company for the year ending September 30, 1998. Arthur Andersen LLP has been employed as independent auditors to the Company and its predecessor since its inception in 1979. Stockholders are asked to ratify the action of the Board of Directors in making such an appointment.

     If the appointment of Arthur Andersen LLP for fiscal year 1998 is not ratified by the Stockholders, the selection of other independent auditors will be considered by the Board of Directors.

     Representatives of Arthur Andersen LLP are not expected to be present at the Meeting, but will be afforded the opportunity to make a statement by open telephone, if they so desire, and will also be available to respond to appropriate questions by open telephone.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS AND IT IS INTENDED THAT PROXIES WILL BE SO VOTED UNLESS MARKED TO THE CONTRARY OR AS ABSTENTIONS.

                                  OTHER MATTERS


     As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for consideration at the Annual Meeting. If other matters should properly come before the Annual Meeting, the persons named in the enclosed form of Proxy, or their substitutes, will vote the shares represented by the proxies with respect to any such matters in accordance with their best judgement.

     Proposals which stockholders wish to include in the Company's proxy materials relating to the 1999 Annual Meeting of Stockholders must be received by the Company no later than September 22, 1998.

     PLEASE PROMPTLY COMPLETE AND RETURN YOUR PROXY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE.

                                              By order of the Board of Directors

                                                     RICHARD J. GONZALEZ,
                                                           SECRETARY

LaPlace, Louisiana
January 20, 1998

                             BAYOU STEEL CORPORATION
                      PROXY SOLICITED BY BOARD OF DIRECTORS
              FOR ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 25, 1998

The undersigned hereby appoints HOWARD M. MEYERS proxy, with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Bayou Steel Corporation to be held at One West 54th Street, New York, New York 10019, on February 25, 1998 at 9:00 A.M. (E.S.T.), and all adjournments thereof as directed below and on the reverse side of this card and, in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof.

PLEASE INDICATE BELOW AND ON THE REVERSE SIDE OF THIS CARD HOW YOUR CLASS A COMMON STOCK IS TO BE VOTED.

IF NOT OTHERWISE SPECIFIED, SHARES WILL BE VOTED FOR ALL CLASS A NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2 ON THE REVERSE SIDE OF THIS CARD.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS #1 AND #2.

  1. Election of the following nominees as Class A Directors: Lawrence E. Golub, Jeffrey P. Sangalis and Stanley S. Shuman.
  2. Ratification of the appointment of Arthur Andersen LLP as independent auditors.

                         FOR   WITHHELD
1. Election of Directors
   (see reverse)         [ ]     [ ]


                         FOR   AGAINST   ABSTAIN
2. Ratification of the
   selection of inde-    [ ]     [ ]       [ ]
   pendent auditors.


For all, except vote withheldrom the following candidate(s):

-------------------------------------- The Board of Directors recommends a vote
                                                  FOR proposals 1 and 2.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR each of the nominees for Class A Directors named on the reverse side and FOR proposal 2.

SIGNATURE(S)____________________________________DATE__________________

SIGNATURE(S)____________________________________DATE__________________

NOTE: Please sign as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


         The proxies will vote in accordance with their discretion on such other matters as may properly come before the meeting. The undersigned hereby revoke all proxies heretofore given by the under-signed to vote at said meeting or any adjournments thereof.